Exhibit 3(ii).1

THE COMPANIES LAW (2007 REVISION) COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF	REGISTERED AND FILED AS NO: 221792 THIS 7TH DAY OF JANUARY, 2009
TRI-TECH HOLDING INC.	Asst. Registrar of Companies Cayman Islands

1.	The name of the Company is TRI-TECH HOLDING INC.

2.

The Registered Office shall be at the offices of Portcullis TrustNet (Cayman) Ltd., Marquee Place, Suite 300, 430 West Bay Road, P.O. Box 32052, Grand Cayman KY1-1208, Cayman Islands, British West Indies.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.

Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law (2007 Revision).

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.

If the Company is exempted, it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The share capital of the Company is US$50,000.00 divided into 50,000 shares of a nominal or par value of US$1.00 each.

We, the undersigned, are desirous of being formed into a Company pursuant to this Memorandum of Association and the Companies Law (2007 Revision), and we hereby agree to take the numbers of shares set opposite our respective names below.

Dated: 7th January, 2009.

SIGNATURE, NAME, OCCUPATION, AND ADDRESS OF SUBSCRIBER	NUMBER OF SHARES TAKEN BY SUBSCRIBER

STOCKTON NOMINEES LIMITED, a Cayman Islands Company of Marquee Place, Suite 300, P.O. Box 32052, 430 West Bay Road Grand Cayman KY1-1208, Cayman Islands	ONE

By:

(Sgd.)
Witness to the above signature:

I, Melanie E. Rivers-Woods, Asst., Assistant Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true copy of the Memorandum of Association of this Company.

Dated this 7TH day of January, 2009.

Asst. Registrar of Companies